SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12

ARADIGM CORPORATION

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Filed by Aradigm Corporation
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

In connection with the sale of certain assets to Novo Nordisk, Aradigm Corporation (“Aradigm”) will file with the Securities and Exchange Commission a proxy statement on Schedule 14A. The proxy statement will provide information related to a special meeting of Aradigm’s shareholders to consider and vote upon the proposed sale.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO CAREFULLY READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT ARADIGM, THE SALE AND RELATED MATTERS.

Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Aradigm at the SEC’s web site at http://www.sec.gov.

In addition to the proxy statement, Aradigm files annual, quarterly and special reports, proxy statements, registration statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Aradigm at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aradigm’s filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Aradigm and its executive officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of Aradigm with respect to the sale and related transactions. A description of any interests that Aradigm’s directors and executive officers have in the proposed sale will be available in the proxy statement. Information regarding Aradigm’s officers and directors is included in Aradigm’s 10-K filed with the Securities and Exchange Commission on March 19, 2004.

On September 28, 2004, Aradigm issued the following press release:

NOVO NORDISK EXPANDS LICENSING RIGHTS TO AERx® iDMS INHALED
INSULIN PROGRAM FROM ARADIGM AND OBTAINS FULL DEVELOPMENT
AND MANUFACTURING RIGHTS

Bagsvaerd, Denmark and Hayward, California, September 28, 2004– Novo Nordisk (NYSE: NVO) and Aradigm Corporation (NASDAQ: ARDM) today announced an agreement giving Novo Nordisk full development and manufacturing rights to the AERx® insulin Diabetes Management System (iDMS) program. Under the agreement, Novo Nordisk will purchase manufacturing equipment and leasehold improvements currently utilized by Aradigm in the AERx® iDMS program for an estimated cash payment of USD 55 million. Novo Nordisk will assume all further responsibilities for AERx® iDMS development and funding. Aradigm will maintain a long-term interest in the program through an adjusted royalty on future AERx® iDMS net sales.

As a result of the expanded licensing agreement, Novo Nordisk has formed a new affiliate, Novo Nordisk Delivery Technologies, Inc based in Hayward, California, which will assume the leases and operational overhead on two of Aradigm’s current three buildings, and will offer employment to approximately 130 Aradigm employees who have been dedicated to iDMS. The companies have the option to continue collaborating in specific areas such as next-generation AERx® technologies. If needed, Novo Nordisk will provide certain contract manufacturing services to support other AERx® programs for up to three years.

“Novo Nordisk remains committed to the development of inhaled insulin. The AERx® iDMS is an excellent fit within our portfolio of insulin delivery systems,” stated Lars Rebien Sørensen, president and chief executive officer of Novo Nordisk. “We are confident that the transition will be smooth, and that both companies will benefit from the new structure.”

“We are pleased that Novo Nordisk has assumed a greater role in completing the development of the AERx® iDMS system,” added Dr Bryan Lawlis, Aradigm’s president and chief executive officer. “This agreement establishes two key components for Aradigm’s future success: it confirms Novo Nordisk’s commitment to the AERx® iDMS program, and it provides Aradigm the financial flexibility to accelerate the development of additional AERx® and Intraject® applications. In addition to the cash payment at closing, Aradigm will no longer be responsible for the expenditures associated with commercial scale-up and manufacturing of AERx® iDMS.”

Finalization of the agreement is subject to customary closing conditions, including approvals from regulatory authorities, as well as approval from Aradigm common and preferred shareholders, which is expected at a special shareholder’s meeting to be held later in 2004. The agreement is expected to close by the end of 2004. The transaction does not change Novo Nordisk’s expectations for the financial results for 2004.

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Aradigm Corporation · 3929 Point Eden Way · Hayward, CA 94545 · 510.265.9000 · FAX 510.265.0277

FORWARD-LOOKING STATEMENT

The above sections contain forward-looking statements as the term is defined in the US Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of events such as new product introductions, product approvals and financial performance.

Such forward-looking statements are subject to risks, uncertainties and inaccurate assumptions. This may cause actual results to differ materially from expectations. Factors that may affect future results include interest rate and currency exchange rate fluctuations, delay or failure of development projects, production problems, unexpected contract breaches or terminations, government-mandated or market-driven price decreases for Novo Nordisk’s products, introduction of competing products, Novo Nordisk’s ability to successfully market both new and existing products, exposure to product liability and other lawsuits, changes in reimbursement rules and governmental laws and related interpretation thereof, and unexpected growth in costs and expenses.

Risks and uncertainties are further described in reports filed by Novo Nordisk with the US Securities and Exchange Commission (SEC) including the company’s Form 20-F, which was filed on 27 February 2004. Please also refer to the section ‘Management of risk in Novo Nordisk’ in the Annual Financial Report 2003. Novo Nordisk is under no duty to update any of the forward-looking statements or to conform such statements to actual results, unless required by law.

Please note: Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties, including the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation’s Securities and Exchange Commission (SEC) Registration Statements, including the company’s Annual Report on Form 10-K as amended and its Quarterly Reports on Form 10-Q.

ABOUT NOVO NORDISK

Novo Nordisk is a healthcare company and a world leader in diabetes care. The company has the broadest diabetes product portfolio in the industry, including the most advanced products within the area of insulin delivery systems. In addition, Novo Nordisk has a leading position within areas such as haemostasis management, growth hormone therapy and hormone replacement therapy. Novo Nordisk manufactures and markets pharmaceutical products and services that make a significant difference to patients, the medical profession and society. With headquarters in Denmark, Novo Nordisk employs approximately 18,800 full-time employees in 69 countries, and markets its products in 179 countries. Novo Nordisk’s B shares are listed on the stock exchanges in Copenhagen and London. Its ADRs are listed on the New York Stock Exchange under the symbol ‘NVO’. For more information, visit novonordisk.com.

ABOUT ARADIGM CORPORATION

Aradigm develops non-invasive delivery systems to enable patients to comfortably self-administer biopharmaceuticals and small molecules that would otherwise be given by injection. The Company’s advanced AERx® pulmonary and Intraject® needle-free delivery technologies offer rapid delivery solutions for liquid drug formulations. Current development programmes focus on neurological disorders, heart disease, respiratory conditions and cancer. More information about Aradigm can be found at aradigm.com. Investors may also request company information via e-mail by directing inquiries to investor@aradigm.com.

AERx® and Intraject® are registered trademarks of Aradigm Corporation.

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Aradigm Corporation · 3929 Point Eden Way · Hayward, CA 94545 · 510.265.9000 · FAX 510.265.0277

For further information from Novo Nordisk please contact:

Media:	Investors:

Outside North America:	Outside North America:
Mike Rulis	Until 5 October:
Tel: (+45) 4442 3573	Peter Haahr
Tel: (+45) 4442 1207

After 5 October:
Mogens Thorsager Jensen
Tel: (+45) 4442 7945

Palle Holm Olesen
Tel: (+45) 4442 6175

In North America:	In North America:
Brian Zignego	Christian Kanstrup
Tel: (+1) 609-933-5853	Tel: (+1) 609 919 7937
Tel: (+45) 4442 6175

For further information from Aradigm please contact:

Media/ Investors:	Investors:

Christopher Keenan	Joe Dorame RCG Capital Markets
Tel (direct) 510 265 9370	Tel (main) 480-675-0400